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                                                                    EXHIBIT 11.1


                            COMPUTRON SOFTWARE, INC.
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                 Year ended December 31,
                                                                                 -----------------------
                                                                                  1995             1996
                                                                                --------         --------

Net loss ...............................................................        $ (8,578)        $(31,847)
                                                                                ========         ========
Weighted average Class A Common Stock outstanding during the period,
  assuming conversion to Common Stock ..................................             441               --

Weighted average Class B Common Stock outstanding during the period,
  assuming conversion to Common Stock ..................................          11,850               --

Weighted average Series A Convertible Preferred Stock outstanding during
  the period, assuming conversion to Common Stock ......................           3,260               --

Weighted average Series B Convertible Preferred Stock outstanding during
  the period, assuming conversion to Common Stock ......................           2,277               --

Weighted average shares of Common Stock outstanding during the year ....             981           20,787
                                                                                --------         --------
                                                                                  18,809           20,787
                                                                                ========         ========
Net loss per share in 1996, pro forma in 1995 ..........................        $  (0.46)        $  (1.53)
                                                                                ========         ========


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